Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Ciudad de México, México

Explanation of Responses:

Beneficial Ownership

As of the date of this filing, (i) Control Empresarial de Capitales S.A. de C.V. (“Control Empresarial”) owns 15,089,662 shares of Common Stock, $0.01 par value per share (the “Common Shares”) and (ii) the Slim Family, which are beneficiaries of a Mexican trust that in turn owns all of the issued and outstanding voting equity securities of Control Empresarial, may be deemed to beneficially own indirectly the Common Shares beneficially owned by Control Empresarial. The Common Shares beneficially owned by Control Empresarial constitute approximately 12.2% of the 124,080,361 issued and outstanding Common Shares, as reported in the Form 10-Q filed by the Issuer with the Securities and Exchange Commission (“SEC”) on November 7, 2023. As a result, the Slim Family may also be deemed to beneficially own approximately 12.2% of the 124,080,361 issued and outstanding Common Shares, as reported in the Form 10-Q filed by the Issuer with the SEC on November 7, 2023.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Marco Antonio Slim Domit		Attorney-in-Fact*
November 15, 2023
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V.

By: Víctor Manuel Gutierrez Lopez Title: Attorney-in-Fact

* See the Powers of Attorney for the members of the Slim Family and Control Empresarial, which are filed as exhibits to the Schedule 13D/A filed by the Slim Family and Control Empresarial with the SEC on February 3, 2022 in connection with their beneficial ownership of American Depositary Shares, each representing 20 Series L Shares of América Móvil, S.A.B. de C.V., are hereby incorporated herein by reference.